Exhibit 99.1
CONTACT: Todd, Luke - Xura, Inc.
(781) 213-2131
Luke.Todd@Xura.com
Xura Receives Notice from Nasdaq

WAKEFIELD, MA, May 11, 2016 - Xura, Inc. (“Xura”; NASDAQ: MESG) received a notification letter from The Nasdaq Stock Market on May 5, 2016 that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) because the company did not timely file its Annual Report on Form 10-K for the fiscal year ended January 31, 2016 (“Form 10-K”) with the Securities and Exchange Commission.
As previously reported, the company was unable to complete and file the Form 10-K timely due to delays resulting from the company’s ongoing review of accounting matters relating to income taxes and evaluation of the implications on its controls. The company’s management and the company’s financial reporting, accounting and tax personnel are also engaged in ongoing exclusive negotiations for the potential sale of the company at a purchase price of $25 per share. As of the date hereof, the company has not entered into any agreement in principle or any other definitive agreement to sell the company and there can be no assurance that such negotiations will ultimately result in a transaction.
The Nasdaq letter provides that the company has until July 5, 2016 to submit a plan to regain compliance. The company is working diligently to complete the work necessary to file the Form 10-K and intends to file such report as soon as practicable.
About Xura, Inc.
Xura offers a portfolio of digital services solutions that enable global communications across a variety of mobile devices and platforms. We help communication service providers (“CSPs”) and enterprises navigate and monetize the digital ecosystem to create innovative, new experiences through our cloud-based offerings. Our solutions touch more than three billion end points, through 350+ service providers and enterprises in 140+ countries. You can find us at www.Xura.com.
Forward-Looking Statements
This press release includes “forward-looking statements.” Forward-looking statements include the potential entry into a transaction for the sale of the Company, the potential price per share, the timing of filing the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016, statements about expected synergies relating to recent transactions, statements of plans and objectives for future operations, and assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology.

Although the company is in exclusive negotiations for the potential sale of the company, as of the date of this press release, the company has not entered into any agreement in principle or any other agreement and there can be no assurance that such negotiations will ultimately result in a transaction.
Our forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ from those anticipated, expressed or implied by the forward-looking statements in this press release. Such risks or uncertainties may give rise to claims or regulatory issues, increase exposure to contingent liabilities and cause pressure on the company's stock price. Many of these risks and uncertainties are described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2015, its Quarterly Reports on Form 10-Q for the quarters ended October 31, 2015, July 31, 2015 and April 30, 2015, or may be disclosed in other subsequently filed periodic, current or other reports. We undertake no commitment to update or revise any forward-looking statements except as required by law.
The documents and reports we file with the SEC are available through us, or our website, www.Xura.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov.